Exhibit 23.2

August 27, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Amendment No. 1 to the Registration Statement on Form S-3/A and related Prospectus of Cool Holdings, Inc. and subsidiaries (formerly known as InfoSonics and Subsidiaries) (collectively, the “Company”) of our report dated May 21, 2018 relating to the financial statements of Cooltech Holding Corp. as of December 31, 2017 and 2016 and for the years then ended.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Yours truly,

/s/ MNP LLP

MNP LLP